Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 7, 2014, in Amendment No. 1 to the Registration Statement (Form F-3 No. 333-194387), as amended, and related Prospectus of China Mobile Games and Entertainment Group Limited dated March 14, 2014.

/s/ Ernst & Young Hua Ming LLP

Shenzhen, the People’s Republic of China

March 10, 2014